                                                                    EXHIBIT 10.2



                          LOAN AND SECURITY AGREEMENT

                                    BETWEEN

                              HEADHUNTER.NET, INC.

                                      AND

                       WACHOVIA CAPITAL INVESTMENTS, INC.

                           CLOSING DATE: MAY 10, 2001

                               TABLE OF CONTENTS


ARTICLE I DEFINITIONS, TERMS AND REFERENCES ..........................................                    1
         Section 1.1   Certain Definitions ...........................................                    1
         Section 1.2   Use of Defined Terms ..........................................                    9
         Section 1.3   Accounting Terms ..............................................                    9
         Section 1.4   UCC Terms .....................................................                    9
         Section 1.5   Terminology ...................................................                    9
         Section 1.6   Exhibits ......................................................                   10
ARTICLE II THE FINANCING .............................................................                   10
         Section 2.1   Extensions of Credit ..........................................                   10
         Section 2.2   Interest and Other Charges ....................................                   11
         Section 2.3.  General Provisions as to Payments .............................                   13
ARTICLE III SECURITY INTEREST ........................................................                   13
ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO
                 ACCOUNTS RECEIVABLE COLLATERAL ......................................                   13
         Section 4.1   Bona Fide Accounts ............................................                   13
         Section 4.2   Good Title ....................................................                   14
         Section 4.3   Right to Assign ...............................................                   14
         Section 4.4   Collateral Reserve Account ....................................                   14
         Section 4.5   [Reserved] ....................................................                   14
         Section 4.6   Power of Attorney .............................................                   14
ARTICLE V [RESERVED] .................................................................                   14
ARTICLE VI REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO
                 EQUIPMENT COLLATERAL ................................................                   15
         Section 6.1   Sale of Equipment Collateral ..................................                   15
         Section 6.2   Insurance .....................................................                   15
         Section 6.3   Good Title ....................................................                   15
         Section 6.4   Right to Grant Security Interest ..............................                   15
         Section 6.5   Location ......................................................                   15
ARTICLE VII REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE
                 TO BALANCES COLLATERAL ..............................................                   16
         Section 7.1   Ownership .....................................................                   16
         Section 7.2   Remedies ......................................................                   16
         Section 7.3   Liens .........................................................                   16
ARTICLE VIII REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO INTANGIBLES
                 COLLATERAL ..........................................................                   16
         Section 8.1   Ownership .....................................................                   16
         Section 8.2   Liens .........................................................                   17
         Section 8.3   Preservation ..................................................                   17
ARTICLE IX GENERAL REPRESENTATIONS AND WARRANTIES ....................................                   17
         Section 9.1   Corporate Existence and Qualification .........................                   17
         Section 9.2   Corporate Authority; Validity and Binding Effect ..............                   18
         Section 9.3   Incumbency and Authority of Signing Officers ..................                   18
         Section 9.4   No Material Litigation ........................................                   18

         Section 9.5   Taxes .........................................................                   18
         Section 9.6   Capital Stock .................................................                   18
         Section 9.7   Corporate Organization ........................................                   18
         Section 9.8   Insolvency ....................................................                   18
         Section 9.9   Title .........................................................                   19
         Section 9.10  Margin Stock ..................................................                   19
         Section 9.11  No Violations .................................................                   19
         Section 9.12  Financial Statements ..........................................                   19
         Section 9.13  Purchase of Collateral ........................................                   19
         Section 9.14  Pollution and Environmental Control ...........................                   20
         Section 9.15  Possession of Permits .........................................                   20
         Section 9.16. Subsidiaries ..................................................                   20
         Section 9.17. Federal Taxpayer Identification Number ........................                   20
         Section 9.18  Employee Benefit Plans ........................................                   20
         Section 9.19  Guarantor Information .........................................                   20
         Section 9.20  Private Offering ..............................................                   20
         Section 9.21  Real Property Interests .......................................                   20
ARTICLE X AFFIRMATIVE COVENANTS ......................................................                   21
         Section 10.1  Records Respecting Collateral .................................                   21
         Section 10.2  Further Assurances ............................................                   21
         Section 10.3  Right to Inspect ..............................................                   21
         Section 10.4  Reports .......................................................                   21
         Section 10.5  Settlement Reports ............................................                   22
         Section 10.6. Financial Statements and Other Information ....................                   22
         Section 10.7  Payment of Taxes ..............................................                   23
         Section 10.8  Maintenance of Insurance ......................................                   23
         Section 10.9  Maintenance of Property .......................................                   23
         Section 10.10 Certificate of No Default .....................................                   23
         Section 10.11 Change of Principal Place of Business .........................                   24
         Section 10.12 Waivers .......................................................                   24
         Section 10.13 Preservation of Corporate Existence ...........................                   24
         Section 10.14 Compliance With Laws ..........................................                   24
         Section 10.15 Certain Required Notices ......................................                   24
ARTICLE XI NEGATIVE COVENANTS ........................................................                   24
         Section 11.1  Encumbrances ..................................................                   24
         Section 11.2  Debt ..........................................................                   25
         Section 11.3  Contingent Liabilities ........................................                   25
         Section 11.4  Restricted Payments ...........................................                   25
         Section 11.5  Restricted Investments ........................................                   26
         Section 11.6  Mergers .......................................................                   26
         Section 11.7  Business Locations ............................................                   26
         Section 11.8  Affiliate Transactions ........................................                   27
         Section 11.9  Subsidiaries ..................................................                   27
         Section 11.10 Fiscal Year/Corporate Name ....................................                   27
         Section 11.11 Disposition of Assets .........................................                   27
         Section 11.12 Federal Taxpayer Identification Number ........................                   27

         Section 11.13 Employee Benefit Plans.........................................                  27
         Section 11.14 Amendments and Waivers.........................................                  27
ARTICLE XII FINANCIAL COVENANTS ......................................................                  28
         Section 12.1  Minimum Liquidity .............................................                  28
ARTICLE XIII EVENTS OF DEFAULT .......................................................                  28
         Section 13.1  Obligations ...................................................                  28
         Section 13.2  Misrepresentations ............................................                  28
         Section 13.3  Certain Covenants .............................................                  29
         Section 13.4  Other Covenants ...............................................                  29
         Section 13.5  Other Debts ...................................................                  29
         Section 13.6  Voluntary Bankruptcy ..........................................                  29
         Section 13.7  Involuntary Bankruptcy ........................................                  29
         Section 13.8  Damage, Loss, Theft or Destruction of Collateral, .............                  30
         Section 13.9  Judgments .....................................................                  30
         Section 13.10 Bankruptcy of Affiliate .......................................                  30
         Section 13.11 Material Adverse Effect .......................................                  30
         Section 13.12 Change of Control, Etc ........................................                  30
         Section 13.13 Change in Management, Etc .....................................                  30
ARTICLE XIV REMEDIES .................................................................                  30
         Section 14.1  Acceleration of the Obligations ...............................                  31
         Section 14.2  Interest Rate .................................................                  31
         Section 14.3  Remedies of a Secured Party ...................................                  31
         Section 14.4  Repossession of the Collateral ................................                  31
         Section 14.5  Other Remedies ................................................                  32
         Section 14.6  Set Off .......................................................                  32
ARTICLE XV MISCELLANEOUS .............................................................                  32
         Section 15.1  Waiver ........................................................                  32
         Section 15.2  Governing Law .................................................                  32
         Section 15.3  Survival ......................................................                  32
         Section 15.4  No Assignment by Borrower .....................................                  32
         Section 15.5  Counterparts ..................................................                  33
         Section 15.6  Reimbursements ................................................                  33
         Section 15.7  Successors and Assigns ........................................                  33
         Section 15.8  Severability ..................................................                  33
         Section 15.9  Notices .......................................................                  33
         Section 15.10 Entire Agreement; Amendments ..................................                  34
         Section 15.11 Interpretation ................................................                  34
         Section 15.12 Lender Not a Joint Venturer ...................................                  34
         Section 15.13 Jurisdiction ..................................................                  34
         Section 15.14 Acceptance ....................................................                  34
         Section 15.15 Payment on Non-Business Days ..................................                  34
         Section 15.16 Cure of Defaults by Lender ....................................                  35
         Section 15.17 Recitals ......................................................                  35
         Section 15.18 Attorney-in-Fact ..............................................                  35
         Section 15.19 Sole Benefit ..................................................                  35
         Section 15.20 Indemnification ...............................................                  35

         Section 15.21 JURY TRIAL WAIVER ...........................................                    36
         Section 15.22 Confidentiality .............................................                    36
         Section 15.23 Accredited Investor .........................................                    36
ARTICLE XVI CONDITIONS PRECEDENT ...................................................                    37
         Section 16.1  Secretary's Certificate .....................................                    37
         Section 16.2  Good Standing Certificates ..................................                    37
         Section 16.3  Articles/By-Laws ............................................                    37
         Section 16.4  Loan Documents, Guaranty and Warrants .......................                    37
         Section 16.5  Omnicom Intercreditor Agreement .............................                    37
         Section 16.6  Insurance ...................................................                    37
         Section 16.7  Financing Statements ........................................                    38
         Section 16.8  Opinion of Counsel ..........................................                    38
         Section 16.9  Landlord Agreements .........................................                    38
         Section 16.10 No Default ..................................................                    38
         Section 16.11 Disbursements Letter ........................................                    38
         Section 16.12 Minimum Liquidity ...........................................                    38
         Section 16.13 Settlement Report ...........................................                    38
         Section 16.14 Accounts ....................................................                    38
         Section 16.14 Fees ........................................................                    38
         Section 16.15 Other .......................................................                    38

EXHIBITS
--------
EXHIBIT A         Borrower Information
EXHIBIT B         Master Note
EXHIBIT C         Term Note
EXHIBIT D         Certificate of No Default
EXHIBIT E         Secretary's Certificate
EXHIBIT F         Lender's Loss Payee Endorsement
EXHIBIT G         Opinion of Counsel
EXHIBIT H         Landlord's Agreement
EXHIBIT I         Disbursements Letter
EXHIBIT J         Settlement Report
EXHIBIT K         Guarantor Information
EXHIBIT L         Secretary's Certificate (Subsidiary Guarantors)
EXHIBIT M         Pledge and Guaranty Agreement

                          LOAN AND SECURITY AGREEMENT

         THIS AGREEMENT, made, entered into and effective as of MAY 10, 2001, by and between HeadHunter. NET, Inc. ("Borrower"); and WACHOVIA CAPITAL INVESTMENTS, INC. ("Lender");

                                  WITNESSETH:

         WHEREAS, Borrower has applied to Lender for financing of the type or types more particularly described hereinbelow; and

         WHEREAS, Lender is willing to extend financing to Borrower in accordance with the terms hereof upon the execution of this Agreement by Borrower, compliance by Borrower with all of the terms and provisions of this Agreement and fulfillment of all conditions precedent to Lender's obligations herein contained;

         NOW, THEREFORE, to induce Lender to extend the financing provided for herein, and for other good and valuable consideration, the sufficiency and receipt of all of which are acknowledged by Borrower, Lender and Borrower agree as follows:

                                   ARTICLE I
                       DEFINITIONS, TERMS AND REFERENCES

         SECTION 1.1       CERTAIN DEFINITIONS.

         In addition to such other terms as elsewhere defined herein, as used in this Agreement and in any Exhibits, the following terms shall have the following meanings:

         "Accounts Receivable Collateral" shall mean and include all accounts, instruments, chattel paper and general intangibles, including, without limitation, all rights of Borrower and the Guarantors to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered, howsoever evidenced or incurred, and together with all returned or repossessed goods and all books, records, computer tapes, programs and ledger books arising therefrom or relating thereto, all whether now owned or hereafter acquired or arising.

         "Account Debtor" shall mean the Person who is obligated on any of the Accounts Receivable Collateral.

         "Advance" shall mean an advance of borrowed funds made by Lender to or on behalf of Borrower under the Line of Credit.

         "Affiliate" shall mean, with respect to any Person, any Person Controlling, Controlled by or under common Control with such Person or any director, officer or employee of such Person. For purposes hereof, the Shareholder(s), the Principal and each Subsidiary shall at all times be considered an "Affiliate" of Borrower.

         "Agreement" shall mean this Loan and Security Agreement, as it may be amended or supplemented from time to time.

         "Applicable Rate" shall mean the interest rate per annum payable on the Obligations, as is defined and more particularly described in Section 2.2(a).

         "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of condemnation, merger or consolidation) by the Borrower or any Subsidiary of any asset, but excluding (i) dispositions of inventory in the ordinary course of business, (ii) dispositions of Restricted Investments permitted by Section 11.5 and (iii) dispositions of Equipment Collateral which are obsolete, worn-out or unsuitable for continued use by Borrower; provided, that dispositions of Equipment Collateral excluded by clause
(iii) above shall not constitute an Asset Sale unless and until (and only to the extent that) the aggregate amount of all such dispositions made after the Closing Date, exceeds $250,000.

         "Assignment of Claims Act" shall mean the federal Assignment of Claims Act of 1940, as it may be amended from time to time.

         "Balances Collateral" shall mean all property of Borrower and the Guarantors left with Lender or in Lender's possession, custody or control now or hereafter, all deposit accounts of Borrower and the Guarantors now or hereafter opened with Lender, all certificates of deposit issued by Lender to Borrower or the Guarantors, and all drafts, checks and other items deposited in or with Lender by Borrower or the Guarantors for collection now or hereafter.

         "Bankruptcy Code" shall mean Title 11 of the United States Code, as it may be amended from time to time.

         "Borrower" shall have the meaning given to such term in the preamble to this Agreement.

         "Borrowings" shall mean advances of borrowed funds made hereunder to or on behalf of Borrower.

         "Business Day" shall mean a day on which Lender is open for the conduct of banking business at its principal office in Atlanta, Georgia.

         "Capital Expenditures" shall mean all expenditures made in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, having a useful life of more than one (1) year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with Capital Leases.

         "Capital Lease" shall mean any lease of property that, in accordance with GAAP, should be reflected as a liability on the balance sheet of a Person.

         "Cash Equivalents" means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) dollar denominated time deposits and certificates of deposit of (i) the Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or
(iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company

(including the Lender) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing subdivisions (a) through (d).

         "Change in Control" means (a) any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) shall have acquired ownership, directly or indirectly, beneficially or of record, of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower (other than ITC Holdings, Inc. and Omnicom Finance, Inc. or any of their respective Subsidiaries); or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

         "Closing Date" shall mean the date indicated on the first page.

         "Collateral" shall mean the property of Borrower and the Guarantors described in Article 3 in which Lender has, or is to have, a security interest as security for the payment of the Obligations.

         "Collateral Locations" shall mean the Executive Office and those additional locations, if any, set forth and described on Exhibit "A" attached hereto.

         "Collateral Reserve Account" shall mean any non-interest bearing, demand deposit account which Borrower is or may be required to open and maintain with Lender pursuant to the requirements of Section 4.4.

         "Consolidated Subsidiaries" shall mean those Subsidiaries of Borrower (if any) existing from time to time which, for purposes of GAAP, are required to be consolidated for financial reporting purposes.

         "Control", "Controlled" or "Controlling" shall mean, with respect to any Person, the power to direct the management and policies of such Person, directly, indirectly, whether through the ownership of voting securities or otherwise; provided, however, that, in any event, any Person which owns directly or indirectly ten percent (10%) or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation shall be deemed to "Control" such corporation for purposes of this Agreement.

         "Debt" shall mean all liabilities, obligations and indebtedness of a Person, of any kind or nature, whether now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, and whether primary, secondary, direct, contingent, fixed or otherwise, including, without in any way limiting the generality of the foregoing: (i) all obligations, liabilities and indebtedness secured by any Lien on a Person's property, even though such Person shall not have assumed or become liable for the payment thereof; (ii) all obligations or liabilities created or arising under any Capital Lease, conditional sale or other title retention agreement; (iii) all accrued pension fund and other employee benefit plan obligations and liabilities; (iv) all Guaranteed Obligations; (v) any liabilities under, or associated with, interest rate protection agreements; and (vi) all deferred taxes.

         "Default Condition" shall mean the occurrence of any event which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

         "Default Rate" shall mean that interest rate per annum equal to two percent (2%) per annum in excess of the otherwise Applicable Rate payable on any Obligation.

         "Eligible Accounts" shall mean that portion of the Accounts Receivable Collateral consisting of trade accounts receivable which are actually owing to Borrower by its Account Debtors subject to no counterclaim, defense, setoff or deduction and which are at all times subject to a duly perfected, first priority security interest in favor of Lender, excluding, however, in any event any such account: (i) with respect to which any portion thereof is more than ninety (90) days past invoice date; (ii) which is owing by any Affiliate of Borrower; (iii) which is owing by any Account Debtor having seventy-five percent (75%) or more in face value of its then existing accounts with Borrower ineligible hereunder pursuant to the operation and effect of clause (i) above; (iv) the assignment of which is subject to any requirements set forth in the Assignment of Claims Act;
(v) which is owing by any Account Debtor whose accounts, in face amount, with Borrower exceed ten percent (10%) of Borrower's Eligible Accounts, but only to the extent of such excess; (vi) which is owed by, billed to, or will be paid by an Account Debtor not located in the United States; (vii) which is owing by an Account Debtor constituting prebilled receivables credited as a result of a prepaid service; or (viii) which has otherwise been determined by Lender not to be eligible for purposes hereof.

         "Employee Benefit Plan" shall mean any employee welfare benefit plan as that term is defined in Section 3(l) of ERISA, any employee pension benefit plan, as that term is defined in Section 3(2) of ERISA or any other plan which is subject to the provisions of Title IV of ERISA or which is for the benefit of any employees of Borrower and any employees of any Subsidiary or any other entity which is a member of a controlled group or under common control with Borrower, as such terms are defined in Section 4001 (a)(14) of ERISA.

         "Environmental Laws" shall mean all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters, whether now or hereafter existing, including, but not limited to state and federal superlien and environmental cleanup laws and U.S. Department of Transportation regulations and any other state or local law or regulation relating to pollution, reclamation, or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into air, water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes.

         "Equipment Collateral" shall mean all equipment and fixtures of Borrower and the Guarantors, whether now owned or hereafter acquired, wherever located, including, without limitation, all machinery, furniture, furnishings, leasehold improvements, computer equipment, motor vehicles, forklifts, rolling stock, dies and tools used or useful in Borrower's business operations.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as may be amended from time to time.

         "Event of Default" shall mean any of the events or conditions described in Article 13, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

         "Executive Office" shall mean the address of Borrower designated as such on Exhibit "A".

         "Fee Letter" shall mean that certain the letter agreement dated as of the Closing Date between the Borrower and the Lender.

         "Fiscal Year", in respect of a Person, shall mean the fiscal year of such Person employed by such Person as of the Closing Date, and designated as such on Exhibit "A" as to Borrower and Exhibit "K" as to each Subsidiary Guarantor. The terms "Fiscal Quarter" and "Fiscal Month" shall correspond accordingly thereto.

         "GAAP" shall mean generally accepted accounting principles consistently applied for the period or periods in question.

         "Guaranteed Obligations" shall mean, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligation of any other Person or assure or in effect assure the holder of any such obligations against loss in respect thereof.

         "Guarantor" shall mean, individually and collectively, any and all accommodation makers, endorsers, guarantors or sureties from whom Lender may require the endorsement of any note or their execution of any contract of guaranty or suretyship guaranteeing payment of any of the Obligations, including, but not limited to, those Persons designated on Exhibit "K".

         "Guaranty" shall mean any agreement or other writing executed by a Guarantor guaranteeing payment of any of the Obligations.

         "Intangibles Collateral" shall mean all general intangibles of the Borrower and the Guarantors, without limitation, any or all of the following and all rights associated therewith: (a) tax refunds, rights to tax refunds and all commercial tort claims, (b) all domestic and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, continuations and continuations-in-part thereof; (c) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, rights of privacy and publicity, and all documentation relating to any of the foregoing; (d) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (e) all mask works, mask work registrations and applications therefor; (f) all industrial designs and any registrations and applications therefor; (g) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith; (h) all domain names or websites owned by Borrower; (i) blueprints, drawings, designs, trade secrets, plans, diagrams, schematics and assembly and display materials relating thereto, all customer lists, all books and records and (j) all software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, and all documentation related to any of the foregoing.

         "JobSearch.Com Note" means that certain Promissory Note in the original principal amount of $304,020.00, dated as of May 3, 2000 by the Borrower in favor of Gregory Carbonaro.

         "Lender" shall have the meaning given to such term in the preamble to this Agreement.

         "Letter of Credit" shall have the meaning given to such term in Section 2.1(b).

         "Letter of Credit Obligations" shall mean all obligations of Borrower arising in respect of Letters of Credit, including, without limitation, (i) all contingent liabilities arising in respect of Letters of Credit issued, but not drawn upon, and (ii) all reimbursement liabilities arising in respect of drawings made under Letters of Credit.

         "Lien" shall mean any deed to secure debt, deed of trust, mortgage or similar instrument, and any lien, security interest, preferential arrangement which has the practical effect of constituting a security interest, security title, pledge, charge, encumbrance or servitude of any kind, whether by consensual agreement or by operation of statute or other law, and whether voluntary or involuntary, including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof.

         "Line of Credit" shall refer to the line of credit in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) opened by Lender in favor of Borrower pursuant to the provisions of Section 2.1(a).

         "Loan Documents" shall mean this Agreement, the Notes, the Pledge and Guaranty Agreement, any financing statements covering portions of the Collateral, and any and all other documents, instruments, certificates and agreements executed and/or delivered by Borrower in connection herewith, or any one, more, or all of the foregoing, as the context shall require.

         "Margin" shall mean an amount equal to the lesser of (i) seventy five percent (75%) (or such greater or lesser percentage which Lender shall establish by written notice to Borrower in its good faith discretion) of the face dollar amount of Eligible Accounts as at the date of determination and (ii) the then current borrowing availability under the Line of Credit. Lender shall also be entitled to impose any reserve against the Margin and the availability under the Line of Credit that it deems necessary as security for payment of the Obligations.

         "Margin Requirement" shall have the meaning ascribed to such term in
Section 2.1(a).

         "Master Note" shall mean the master promissory note, dated of even date herewith, as amended or supplemented from time to time, in a principal amount equal to the maximum amount of the Line of Credit, evidencing advances to be obtained by Borrower under the Line of Credit, together with any renewals or extensions thereof, in whole or in part. The Master Note shall be substantially in the form of Exhibit "B".

         "Material Adverse Effect" shall mean with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Lender under any of the Loan Documents or any documents, instruments or agreements executed and/or delivered by any Person other than Borrower in conjunction with the Loan Documents, or the ability of the Borrower to perform its obligations under any of the Loan Documents, or (c) the legality, validity or enforceability of any of the Loan Documents or any documents, instruments or agreements executed and/or delivered by any Person other than Borrower in conjunction with the Loan Documents.

         "Minimum Liquidity" shall mean an amount equal to the sum of cash, Cash Equivalents and the Unused Line of Credit Committed Amount.

         "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

         "Net Cash Proceeds" means, with respect to any transaction or event, an amount equal to the cash proceeds received by the Borrower or any Subsidiary from or in respect of such transaction or event (including proceeds of any non-cash proceeds of such transaction), less (x) any expenses reasonably incurred by such Person in connection therewith and (y) the amount of any Debt secured by a Lien on the related asset and discharged from the proceeds of such Asset Sale and any taxes paid or payable by such Person in respect of such Asset Sale.

         "Net Worth" means, as of any date with respect to the Borrower and its Subsidiaries on a consolidated bases, "net worth", as determined in accordance with GAAP; provided, however, that in calculating "Net Worth" hereunder, any deduction in the amount of "goodwill" after the Closing Date by reason of the operation of FASB and the "marking-to-market" of such goodwill shall be added back.

         "Notes" shall mean, collectively, the Master Note, the Term Note and any other instrument(s) time evidencing all or any portion of any Obligations.

         "Obligations" shall mean any and all Debt of Borrower to Lender, including without limiting the generality of the foregoing, any indebtedness, liability or obligation of Borrower to Lender under any loan made to Borrower by Lender prior to the date hereof and any and all extensions or renewals thereof in whole or in part; any Debt of Borrower to Lender arising hereunder or as a result hereof, whether evidenced by the Notes, constituting Letter of Credit Obligations or otherwise, and any and all extensions or renewals thereof in whole or in part; any Debt of Borrower to Lender under any later or future advances or loans made by Lender to Borrower, and any and all extensions or renewals thereof in whole or in part; and any and all future or additional Debt of Borrower to Lender whatsoever and in any event, whether existing as of the date hereof or hereafter arising, whether arising under a loan, lease, credit card arrangement, line of credit, letter of credit or other type of financing, and whether direct, indirect, absolute or contingent, as maker, endorser, guarantor, surety or otherwise, and whether evidenced by, arising out of, or relating to, a promissory note, bill of exchange, check, draft, bond, letter of credit, guaranty agreement, bankers' acceptance, foreign exchange contract, interest rate protection agreement, commitment fee, service charge or otherwise.

         "Omnicom Obligations" means (a) all principal of, and interest on the Omnicom Subordinated Note issued in connection with the that certain Amended and Restated Credit Agreement (the "Omnicom Agreement") dated as of February 27, 2001 by and between the Borrower and Omnicom Finance, Inc., as amended from time to time and (b) all other amounts payable under the Omnicom Agreement.

         "Omnicom Subordinated Note" means that certain promissory note dated July 19, 2000 issued by the Borrower in favor of Omnicom Finance, Inc. in the original principal amount of $10,000,000, as amended from time to time.

         "Permitted Encumbrances" shall mean (i) Liens for taxes not yet due and payable or being actively contested as permitted by this Agreement, only if such Liens do not adversely affect Lender's rights or the priority of Lender's security interest in the Collateral; (ii) carriers', warehousemen's mechanics, materialmen's, repairmen's or other like Liens arising in the ordinary course of business, payment for which is not yet due or which are being actively contested in good faith and by appropriate, lawful proceedings, but only if such Liens are and remain junior to Liens granted in favor of Lender; (iii) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (iv) deposits to secure the performance of utilities, leases, statutory obligations and surety and appeal bonds and other obligations of a like nature arising by statute or under customary terms regarding depository relationships on deposits held by financial institutions with whom Borrower has a banker-customer relationship; (v) typical restrictions imposed by licenses and leases of software (including location and transfer restrictions); (vi) Liens in favor of Lender or an Affiliate of the Lender; (vii) Purchase Money Liens; and
(viii) other Liens set forth and described on Exhibit "A" attached hereto.

         "Person" shall mean any individual, partnership, corporation, limited liability company, joint venture, joint stock company, trust, governmental unit or other entity.

         "Pledge and Guaranty Agreement" means that certain Irrevocable Proxy and Pledge and Guaranty Agreement dated as of the date hereof, among the Borrower, the Subsidiary Guarantors and Wachovia Capital Investments, Inc.

         "Prime Borrowings" shall mean those Borrowings which Borrower elects, pursuant to Section 2.2(a), to bear interest at a rate per annum determined by reference to the Prime Rate.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by Wachovia Bank, National Association as its prime rate in effect at its principal office in Winston-Salem, North Carolina; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Principal" shall mean Robert Montgomery, Chief Executive Officer of the Borrower.

         "Purchase Money Lien" shall mean any Lien granted by Borrower or any Subsidiary from time to time to vendors or financiers of equipment to secure the payment of the purchase price thereof so long as (i) such Liens extend only to the specific equipment so purchased, (ii) secure only such deferred payment obligation and related interest, fees and charges and no other Debt, and (iii) are promptly released upon the payment in full of such purchase price and related interest, fees and charges.

         "Restricted Investment" shall mean any investment in cash or by delivery of property to any Person, whether by acquisition of stock, indebtedness or other obligation or security, or by loan, advance or capital contribution, or otherwise, or in any property except that investments consisting of the following shall not constitute "Restricted Investments": (i) property used or to be used in the ordinary course of business; (ii) current assets arising from the sale of goods or the provision of services in the ordinary course of business; and (iii) loans or advances to employees for salary, commissions, travel or the like, made in the ordinary course of business.

         "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock of the same class), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock or (iii) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, the Omnicom Obligations and/or the JobSearch.Com Note.

         "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

         "Shareholder(s)" shall mean the Person(s) designated as such on Exhibit "A" attached hereto.

         "Subsidiary" shall mean any corporation, partnership, business association or other entity (including any Subsidiary of any of the foregoing) of which Borrower owns, directly or indirectly, fifty percent (50%) or more of the capital stock or equity interest having ordinary power for the election of directors or others performing similar functions.

         "Term Loan" shall mean the term loan in the principal amount of FIVE MILLION DOLLARS ($5,000,000) made by Lender to Borrower pursuant to the provisions of Section 2.1(c).

         "Term Note" shall mean the term promissory note, dated of even date herewith, as amended or supplemented from time to time, in the principal amount of the Term Loan, together with any renewals or extensions thereof, in whole or in part. The Term Note shall be substantially in the form of Exhibit "C".

         "Termination Date" shall mean the earliest to occur of the following dates: (i) that date on which, pursuant to Article 14, Lender terminates the Line of Credit (or the Line of Credit is deemed automatically terminated) subsequent to the occurrence of an Event of Default; or (ii) November 12, 2002.

         "UCC" shall mean the Uniform Commercial Code-Secured Transactions of Georgia (OCGA Art. 11-9), as in effect on the date hereof.

         "Unused Line of Credit Committed Amount" means, for any period, the amount by which (a) the then applicable Line of Credit exceeds (b) the daily average sum for such period of (i) the outstanding Advances plus (ii) the outstanding aggregate amount of Letter of Credit Obligations.

         "Warrants" has the meaning set forth in the Fee Letter.

         SECTION 1.2 USE OF DEFINED TERMS.

         All terms defined in this Agreement and the Exhibits shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

         SECTION 1.3 ACCOUNTING TERMS.

         All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under GAAP.

         SECTION 1.4 UCC TERMS.

         The terms "accounts", "chattel paper", "instruments", "general intangibles", "inventory", "equipment" and "fixtures", as and when used in the Loan Documents, shall have the same meanings given such terms under the UCC.

         SECTION 1.5 TERMINOLOGY.

         All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Exhibits or Supplements shall refer to the corresponding Article, Section, Subsection, paragraph, clause, subclause of, or Exhibit or Supplement attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions of, or Exhibit or

Supplement to, another document or instrument. Wherever in this Agreement reference is made to any instrument, agreement or other document, including, without limitation, any of the Loan Documents, such reference shall be understood to mean and include any and all amendments thereto or modifications, restatements, renewals or extensions thereof. Wherever in this Agreement reference is made to any statute, such reference shall be understood to mean and include any and all amendments thereof and all regulations promulgated pursuant thereto. Whenever any matter set forth herein or in any Loan Document is to be consented to or satisfactory to Lender, or is to be determined, calculated or approved by Lender, then, unless otherwise expressly set forth herein or in any such Loan Document, such consent, satisfaction, determination, calculation or approval shall be in Lenders sole discretion, exercised in good faith and, where required by law, in a commercially reasonable manner, and shall be conclusive absent manifest error.

         SECTION 1.6 EXHIBITS.

         All Exhibits attached hereto are by reference made a part hereof.

                                   ARTICLE II
                                 THE FINANCING.

         SECTION 2.1 EXTENSIONS OF CREDIT.

         (a) LINE OF CREDIT. On the Closing Date, subject to fulfillment of all conditions precedent set forth in Article XVI, Lender agrees to open the Line of Credit in favor of Borrower so that, during the period from the Closing Date to, but not including, the Termination Date, so long as there is not in existence any Default Condition or Event of Default and the borrowing will not cause a Default Condition or Event of Default to exist, Borrower may borrow and repay and reborrow Advances up to a maximum aggregate principal amount outstanding at any one time equal to the original principal amount of the Line of Credit; subject, however, to the requirement that at no time shall the aggregate principal amount of (i) outstanding Advances plus (ii) the aggregate amount of Letter of Credit Obligations exceed the Margin (such requirement being referred to herein as the "Margin Requirement"); and subject, further, to the requirement that if, at any time hereafter, the Margin Requirement is not satisfied, Borrower will immediately repay the then principal balance of the Master Note by that amount necessary to satisfy the Margin Requirement. Each Advance shall be in a minimum principal amount of $100,000 and integral multiples of $50,000 in excess thereof (or the remaining available amount of the Line of Credit). All proceeds so obtained under the Line of Credit may be used by Borrower for working capital and general corporate purposes in such manner as Borrower may elect in the ordinary course of its business operations. The Debts arising from Advances made to or on behalf of Borrower under the Line of Credit shall be evidenced by the Master Note, which shall be executed by Borrower and delivered to Lender on the Closing Date. The outstanding principal amount of the Master Note may fluctuate from time to time, but shall be due and payable in full on the Termination Date, and each Advance thereunder shall bear interest from the date of such Advance until paid in full at the Applicable Rate, calculated and payable in the manner described in Section 2.2(a). Borrower shall request Advances under the Line of Credit in a writing delivered to Lender not later than 11:00 a.m. (Atlanta, Georgia time) on the date of the requested Advance.

         (b) LETTERS OF CREDIT. In addition to the foregoing, so long as the Line of Credit remains open, Borrower shall have the right to apply for standby letters of credit ("Letters of Credit") to be issued by Lender or Affiliate of the Lender for use by Borrower in the ordinary course of its business operations pursuant to a separate application and agreement (one per each Letter of Credit) to be executed between Lender or Affiliate of the Lender and Borrower, which shall set forth, among other things, the purpose, beneficiary, the expiry date and credit limit, together with the fees and charges imposed by Lender or Affiliate of the Lender for the issuance and administration thereof. The issuance of each Letter of Credit shall be within the sole discretion of Lender or any such Affiliate of the Lender. All outstanding Letter of Credit Obligations shall be reserved by Lender against borrowing availability under the Line of Credit as more particularly described in the definition of the Margin Requirement. Lender shall have the continuing right to charge as Advances any outstanding Letter of Credit Obligations and any fees and charges associated therewith. Notwithstanding the foregoing, the aggregate amounts of Letters of Credit and Letter of Credit Obligations at any one time outstanding shall not exceed $500,000.

         (c) TERM LOAN. On the Closing Date, subject to fulfillment of all conditions precedent set forth in Article XIV, Lender agrees to make the Term Loan to Borrower, the proceeds from which shall be used by Borrower for general corporate purposes. The Debt arising from the making of the Term Loan shall be evidenced by the Term Note, which shall be executed by Borrower and delivered to Lender on the Closing Date. The principal amount of the Term Note shall be repaid by Borrower on the Termination Date. The Term Note shall bear interest at the Applicable Rate, calculated and payable in the manner described in Section 2.2(a), from the date thereof on the unpaid principal amount thereof from time to time outstanding. The Term Note may be prepaid, in whole or in part, by Borrower at any time or from time to time hereafter; provided, however, that, any partial prepayment of the Term Note shall be in a minimum amount of $500,000 and integral multiples of $100,000 in excess thereof and shall be applied by Lender in the inverse order of the maturities of such principal installments of the Term Note then remaining to be paid.

         SECTION 2.2 INTEREST AND OTHER CHARGES.

         (a) INTEREST AT APPLICABLE RATE. Lender and Borrower agree that the interest rate payable on each Borrowing (herein called the "Applicable Rate") shall be determined as follows:

                  (i) LINE OF CREDIT. Each Advance under the Line of Credit shall bear interest at the Prime Rate plus two percent (2%) per annum.

                  (ii) TERM LOAN. The outstanding principal balance of the Term Loan, or each outstanding portion thereof, shall bear interest at the Prime Rate plus two percent (2%) per annum.

                  (iii) PAYMENT OF INTEREST. Accrued interest on each Prime Borrowing at the Applicable Rate shall be due and payable monthly in arrears, on the first day of each calendar month, for the preceding calendar month (or portion thereof), commencing on the first day of the first calendar month following the Closing Date.

                  (iv) CALCULATION OF INTEREST AND FEES. Interest on each Borrowing at the Applicable Rate (and any fees described in Section 2.2(b) computed on a per annum basis) shall be calculated on the basis of a 360-day year and actual days elapsed. The Applicable Rate on each Prime Borrowing shall change with each change in the Prime Rate, effective as of the opening of business on the Business Day of such change.

                  (v) CHARGING INTEREST AND FEES. Accrued and unpaid interest on any Borrowings (and any outstanding fees described in Section 2.2(b)) may, when due and payable, be paid, at Lender's option (without any obligation to do so), either (i) by Lender's charging the Line of Credit for an Advance in the amount thereof; or (ii) by Lender's debiting any deposit account constituting Balances Collateral for the amount thereof.

                  (vi) RATE ON OTHER OBLIGATIONS. To the extent that, at any time, there are other Obligations besides Advances and the Term Loan which are outstanding and unpaid, such Obligations shall, unless any Note evidencing such Obligations provides otherwise, bear interest at the same rate per annum as is then and thereafter payable on Prime Borrowings under the Line of Credit.

         (b) FEES. In addition to the payment of interest at the Applicable Rate, Borrower shall also be obligated to pay Lender the following fees and charges:

                  (i) LETTER OF CREDIT FEE. Letter of Credit fees, equal in amount to two and one-half percent (2.50%) per annum of the outstanding amount of any Letter of Credit Obligations, and shall be due and payable on the first day of each calendar month, for the preceding calendar month (or portion thereof).

                  (ii) UNUSED FEE. The Borrower shall pay Lender a fee (the "Unused Fee") on the Unused Line of Credit Committed Amount computed at a per annum rate for each day during the applicable Unused Fee Calculation Period (hereinafter defined) at a rate equal to .50%. The Unused Fee shall commence to accrue on the Closing Date and shall be due and payable on the first day of each calendar month, for the preceding calendar month (or portion thereof) (each such month or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an "Unused Fee Calculation Period").

         (c) CAPITAL ADEQUACY. If, after the Closing Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the administration thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, affects or might affect the amount of capital required or expected to be maintained by Lender or any corporation in control of Lender and Lender determines that the amount of such capital is increased by or based upon Lender's obligations hereunder, then from time to time, within thirty (30) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender in light of such circumstances, to the extent that Lender reasonably determines such increase in capital is allocable to Lender's obligations hereunder, and such payment, as and when received, shall be applied by Lender in reimbursement of Lender's increased costs in regard to such obligations.

         (d) USURY SAVINGS PROVISIONS. Lender and Borrower hereby further agree that the only charge imposed by Lender upon Borrower for the use of money in connection herewith is and shall be the interest expressed in the Master Note and Term Note, respectively, at the rate set forth in each of the Master Note and the Term Note, and that all other charges imposed by Lender upon Borrower in connection herewith, are and shall be deemed to be charges made to compensate Lender for underwriting and administrative services and costs, and other services and costs performed and incurred, and to be performed and incurred, by Lender in connection with the Borrowings, and shall under no circumstances be deemed to be charges for the use of money. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and Lender shall promptly refund to Borrower any interest received by Lender in excess of the maximum lawful rate or, if so requested by Borrower, shall apply such excess to the principal balance of the Obligations. It is the intent hereof that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under applicable law.

         SECTION 2.3.      GENERAL PROVISIONS AS TO PAYMENTS.

                           (a)      METHOD OF PAYMENT. Unless paid in accordance
with Section 2.2(a)(v), all payments of interest, fees and principal pursuant to this Agreement must be received by Lender no later than 2:00 p.m. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available to Lender in Atlanta, Georgia.

                           (b)      APPLICATION OF PAYMENT. Except as may be
otherwise agreed to by Borrower and Lender and as set forth in Section 4.4 hereof, all payments received by Lender hereunder shall be applied, in accordance with the then current billing statement applicable to the Borrowing, first to accrued interest, then to fees, then to principal due and then to late charges. Any remaining funds shall be applied to the further reduction of principal. In the event more than one Borrowing shall be outstanding hereunder, Lender in its sole discretion may determine which Borrowing(s) each payment shall be applied to. Notwithstanding the foregoing, upon the occurrence of a Default Condition or Event of Default, payments shall be applied as determined by Lender in its sole discretion or as expressly provided in Section 14.3.

                                  ARTICLE III
                               SECURITY INTEREST.

         As security for the payment of all Obligations, Borrower and each Guarantor hereby grants to Lender a continuing, general lien upon and security interest and security title in and to the following described property, wherever located, whether now existing or hereafter acquired or arising, namely: (a) the Accounts Receivable Collateral; (b) inventory; (c) the Equipment Collateral; (d) the Intangibles Collateral; (e) the Balances Collateral; and (f) all products and/or proceeds of any and all of the foregoing, including, without limitation, insurance proceeds (collectively, along with the other property of Borrower and each Guarantor described hereinabove in this Article 3, are herein sometimes collectively called the "Collateral").

                                   ARTICLE IV
            REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO
                        ACCOUNTS RECEIVABLE COLLATERAL.

         With respect to the Accounts Receivable Collateral, Borrower and each Guarantor hereby represents, warrants and covenants to Lender as set forth below.

         SECTION 4.1       BONA FIDE ACCOUNTS.

         Each item of the Accounts Receivable Collateral arises or will arise under a contract between Borrower and the Account Debtor, or from the bona fide sale or delivery of goods to or performance of services for, the Account Debtor.

         SECTION 4.2       GOOD TITLE.

         Borrower has good title to the Accounts Receivable Collateral free and clear of all liens, security interests and encumbrances thereon other than any Permitted Encumbrances, and no financing statement covering the Accounts Receivable Collateral is on file in any public office other than any evidencing Permitted Encumbrances.

         SECTION 4.3       RIGHT TO ASSIGN.

         Borrower has full right, power and authority to make this assignment of the Accounts Receivable Collateral and hereafter will not pledge, hypothecate, grant a security interest in, sell, assign, transfer, or otherwise dispose of the Accounts Receivable Collateral, or any interest therein.

         SECTION 4.4       COLLATERAL RESERVE ACCOUNT.

         Simultaneously herewith, Borrower shall establish and maintain with Lender a Collateral Reserve Account into which Borrower shall transfer and deliver all cash, checks, drafts, items and other instruments for the payment of money which it now has or may at any time hereafter receive as proceeds of the Accounts Receivable Collateral and, pending such transfer and delivery, Borrower shall be deemed to hold same in trust for the benefit of Lender. Borrower shall not be entitled to draw on the Collateral Reserve Account without the prior written consent of Lender; provided, however, that, at any time during which deposits exist in the Collateral Reserve Account, Lender may withdraw such deposits, or any portion thereof, therefrom, for application against the Obligations in such manner as Lender, in its sole discretion, may determine. Lender may, additionally, at any time in its sole discretion, direct Account Debtors to make payments on the Accounts Receivable Collateral, or portions thereof, directly to Lender, and the Account Debtors are hereby authorized and directed to do so by Borrower upon Lender's direction, and the funds so received shall be also deposited in the Collateral Reserve Account, or, at the election of Lender, upon its receipt thereof, be applied directly to repayment of the Obligations in such order as Lender, in its sole discretion, shall determine. Notwithstanding the foregoing, however, so long as no Event of Default exists, Lender agrees to settle with Borrower as to any funds which may exist in the Collateral Reserve Account from time to time hereafter on a mutually agreeable periodic basis.

         SECTION 4.5       [RESERVED].

         SECTION 4.6       POWER OF ATTORNEY.

         Effective upon the occurrence of an Event of Default, Borrower irrevocably designates and appoints Lender its true and lawful attorney either in the name of Lender or in the name of Borrower to ask for, demand, sue for, collect, compromise, compound, receive, receipt for and give acquittances for any and all sums owing or which may become due upon any items of the Accounts Receivable Collateral and, in connection therewith, to take any and all actions as Lender may deem necessary or desirable in order to realize upon the Accounts Receivable Collateral, including, without limitation, power to endorse in the name of Borrower, any checks, drafts, notes or other instruments received in payment of or on account of the Accounts Receivable Collateral, but Lender shall not be under any duty to exercise any such authority or power or in any way be responsible for the collection of the Accounts Receivable Collateral.

                                   ARTICLE V
                                   [RESERVED]

                                   ARTICLE VI
            REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO
                             EQUIPMENT COLLATERAL.

         With respect to the Equipment Collateral, the Borrower and each Guarantor hereby represents, warrants and covenants to Lender as set forth below:

         SECTION 6.1       SALE OF EQUIPMENT COLLATERAL.

         Borrower will not make any Asset Sale without the prior written consent of Lender.

         Notwithstanding anything to the contrary in this Section 6.1, promptly upon receipt by the Borrower or any Subsidiary of the proceeds of any Asset Sale after the Closing Date, an amount equal to 100% of the Net Cash Proceeds of such Asset Sale shall become due and payable and the Borrower shall prepay (i) the Term Loan and (ii) after the Term Loan has been repaid in full, the Line of Credit (with a corresponding reduction in the amount of the Line of Credit) and
(iii) after the Line of Credit has been repaid in full, to a cash collateral account in respect of Letter of Credit Obligations.

         SECTION 6.2       INSURANCE.

         Borrower agrees that it will obtain and maintain insurance on the Equipment Collateral with such companies and in such amounts and against such risks as Lender may reasonably request, with loss payable to Lender as its interests may appear; provided, however, that the Lender acknowledges that the Borrower's current coverage as of the Closing Date is adequate. Such insurance shall not be cancelable by Borrower, unless with the prior written consent of Lender, or by Borrower's insurer, unless with at least thirty (30) days (or such greater or lesser number of days as Lender may require or accept) advance written notice to Lender. In addition, Borrower shall cause insurer to provide to Lender at least thirty (30) days (or such greater or lesser number of days as Lender may require or accept) advance written notice prior to insurer's nonrenewal of such insurance. Borrower shall provide to Lender a copy of each such insurance policy.

         SECTION 6.3       GOOD TITLE.

         Borrower owns the Equipment Collateral free and clear of any security interest, lien or encumbrance thereon other than with respect to any Permitted Encumbrances and no financing statements or other evidences of the grant of a security interest respecting the Equipment Collateral exist on the public records as of the date hereof other than any evidencing any Permitted Encumbrances.

         SECTION 6.4       RIGHT TO GRANT SECURITY INTEREST.

         Borrower has the right to grant a security interest in the Equipment Collateral. Borrower will pay all taxes and other charges against the Equipment Collateral, Borrower will not use the Equipment Collateral illegally or allow the Equipment Collateral to be encumbered except for the security interest in favor of Lender granted herein and except for any Permitted Encumbrances.

         SECTION 6.5       LOCATION.

         As of the date hereof, the Equipment Collateral is located only at one or more of the Collateral Locations and, hereafter, Borrower covenants with Lender not to locate any of the Equipment Collateral at any location other than a Collateral Location without at least thirty (30) days written notice to Lender.

                                  ARTICLE VII
             REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO
                              BALANCES COLLATERAL.

         With respect to the Balances Collateral, Borrower and each Guarantor hereby represents, warrants and covenants to Lender as set forth below:

         SECTION 7.1 OWNERSHIP.

         Borrower and the Guarantors own the Balances Collateral free and clear of any Liens thereon, except for any Permitted Encumbrances.

         SECTION 7.2 REMEDIES.

         In addition to such other rights and remedies with respect to the Balances Collateral as may exist from time to time hereafter in favor of Lender, whether by way of set-off, banker's lien, consensual security interest or otherwise, Lender may at any time charge any part or all of the obligations of Lender to Borrower represented by items constituting the Balances Collateral in the possession and control of Lender against the Obligations.

         SECTION 7.3 LIENS.

         Hereafter, Borrower and the Guarantors will not incur, create or suffer to exist any Lien upon the Balances Collateral, except for Permitted Encumbrances, or sell, convey, hypothecate, pledge or assign its respective right, title or interest therein, without the prior written consent of Lender thereto.

                                  ARTICLE VIII
            REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO
                             INTANGIBLES COLLATERAL.

         With respect to the Intangibles Collateral, Borrower and each Guarantor hereby represents, warrants and covenants to Lender as set forth below:

         SECTION 8.1 OWNERSHIP.

         Borrower and the Guarantors own the Intangibles Collateral free and clear of any Liens thereon other than with respect to any Permitted Encumbrances and no financing statements or other evidences of the grant of a security interest respecting the Intangibles Collateral exist on the public records as of the date hereof other than any evidencing any Permitted Encumbrances. Set forth on Exhibit "A" is a list of (i) all commercial tort claims set forth in reasonable detail and (ii) all material unregistered trademarks, tradenames and copyrights and all registered Intangible Collateral and all applications for the registration thereof owned by each of the Borrower and its Subsidiaries or that the Borrower or any of its Subsidiaries has the right to use (other than commercially available software). The registrations of the Intangibles Collateral listed on the Exhibit "A" are valid and subsisting, all necessary registration and renewal fees in connection with such registrations have been made, and all necessary documents and certificates in connection with such registrations have been filed, as applicable, with the relevant patent, copyrights, trademark and domain name authorities in the United States or other jurisdiction for the purposes of maintaining such Intangibles Collateral registrations. (a) no Person has any rights to use any of the Intangibles Collateral of the Borrower or any of its Subsidiaries; and (b) the Borrower nor any of its Subsidiaries have granted to any Person, nor authorized any Person to retain, any rights in the Intangibles Collateral of the Borrower or any of its Subsidiaries. Except for "shrink wrap" and similar commercial end-user licenses, the Borrower and its Subsidiaries own and have good and exclusive title to each material item of Intangibles Collateral of the Borrower and its Subsidiaries, free and clear of any Lien; and the Borrower and its Subsidiaries own, or have the right, pursuant to a valid contract to use or operate under, all other material Intangibles Collateral of the Borrower and its Subsidiaries. To the knowledge of the Borrower and its Subsidiaries, the operation of the business of Borrower and its Subsidiaries as is currently conducted does not infringe the Intangibles Collateral of any other Person. Neither the Borrower nor any of its Subsidiaries have received notice from any Person that the operation of its business infringes the Intangibles Collateral of any Person. There are no contracts between the Borrower or any of its Subsidiaries and any other Person with respect to the Intangibles Collateral of the Borrower and its Subsidiaries in respect of which there is any dispute known to the Borrower and its Subsidiaries regarding the scope of such agreement, or performance under such contract, including with respect to any payments to be made or received by the Borrower or any of its Subsidiaries. To the knowledge of the Borrower and each of its Subsidiaries, no Person is infringing or misappropriating any of the Intangibles Collateral of the Borrower or any of its Subsidiaries.

         SECTION 8.2 LIENS.

         Hereafter, Borrower and the Guarantors will not incur, create or suffer to exist any Lien upon the Intangibles Collateral except for the security interest granted herein and except for any Permitted Encumbrances or sell, convey, hypothecate, pledge or assign its right, title or interest therein.

         SECTION 8.3 PRESERVATION.

         Hereafter, Borrower and the Guarantors will take all necessary and appropriate measures to obtain, maintain, protect and preserve the Intangibles Collateral including, without limitation, registration thereof with the appropriate state or federal governmental agency or department.

                                   ARTICLE IX
                    GENERAL REPRESENTATIONS AND WARRANTIES.

         In order to induce Lender to enter into this Agreement, Borrower hereby represents and warrants to Lender (which representations and warranties, together with any other representations and warranties of Borrower contained elsewhere in this Agreement, shall be deemed to be renewed as of the date of each Advance under the Line of Credit) as set forth below:

         SECTION 9.1 CORPORATE EXISTENCE AND QUALIFICATION.

         Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, as designated on Exhibit "A", with its principal place of business, chief executive office and office where it keeps all of its books and records being located at the Executive Office and is duly qualified as a foreign corporation in good standing in each other state in which a Collateral Location is situated or wherein the conduct of its business or the ownership of its property requires such qualification, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Borrower has as its corporate name, as registered with the secretary of state of the state of its incorporation, the words first inscribed hereinabove as its name, and, except as may be described on Exhibit "A", has not done business under any other name for at least the past seven (7) years.

         SECTION 9.2 CORPORATE AUTHORITY; VALIDITY AND BINDING EFFECT.

         Borrower has the power to make, deliver and perform under the Loan Documents, and to borrow hereunder, and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of the Loan Documents. This Agreement constitutes, and the remainder of the Loan Documents, when executed and delivered for value received, will constitute, the valid obligations of Borrower, legally binding upon it and enforceable against it in accordance with their respective terms.

         SECTION 9.3 INCUMBENCY AND AUTHORITY OF SIGNING OFFICERS.

         The undersigned officers of Borrower hold the offices specified hereinbelow and, in such capacities, are duly authorized and empowered to execute, attest and deliver this Agreement and the remainder of the Loan Documents for and on behalf of Borrower, and to bind Borrower accordingly thereby.

         SECTION 9.4 NO MATERIAL LITIGATION.

         Except as may be set forth on Exhibit "A", there are no legal proceedings pending (or, so far as Borrower or its officers know, threatened), before any court or administrative agency which, if adversely determined, could reasonably be expected to materially and adversely affect the financial condition or operations of Borrower.

         SECTION 9.5 TAXES.

         Borrower has filed or caused to be filed all tax returns required to be filed by it and has paid all taxes shown to be due and payable by it on said returns or on any assessments made against it.

         SECTION 9.6 CAPITAL STOCK.

         All capital stock, debentures, bonds, notes and all other securities of Borrower presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "blue sky" laws of all applicable states and the federal securities laws.

         SECTION 9.7 CORPORATE ORGANIZATION.

         The articles of incorporation of and bylaws of Borrower are in full force and effect under the law of the state of its incorporation and all amendments to said articles of incorporation and bylaws have been duly and properly made under and in accordance with all applicable laws.

         SECTION 9.8 INSOLVENCY.

         After giving effect to the execution and delivery of the Loan Documents and the making of any disbursements under the Notes, Borrower will not be "insolvent", within the meaning of such term as used in O.C.G.A. ss. 18-2-22 or as defined in ss. 101(32) of the Bankruptcy Code; or be unable to pay its debts generally as such debts become due; or have an unreasonably small capital.

         SECTION 9.9 TITLE.

         Borrower has good and marketable title to all of its properties subject to no material Lien of any kind except as otherwise disclosed in writing to Lender and as to the Collateral, except for the Permitted Encumbrances.

         SECTION 9.10 MARGIN STOCK.

         Borrower is not engaged principally, or as one of its important activities, in the business of purchasing or carrying any "margin stock", as that term is defined in Section 221.2 of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any borrowing made pursuant hereto will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors. In connection herewith, if requested by Lender, Borrower will furnish to Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U to the foregoing effect.

         SECTION 9.11 NO VIOLATIONS.

         The execution, delivery and performance by Borrower of this Agreement and the Notes have been duly authorized by all necessary corporate action and do not and will not require any consent or approval of the shareholders of Borrower, violate any provision of any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or of the charter or bylaws of Borrower, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected; and Borrower is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

         SECTION 9.12 FINANCIAL STATEMENTS.

         The audited financial statements of Borrower and its Consolidated Subsidiaries (if any) for its most recent Fiscal Year together with the unaudited financial statements of Borrower and its Consolidated Subsidiaries (if any) for that portion ended with its most recent Fiscal Month of its current Fiscal Year, for which statements have been prepared, copies of which heretofore have been furnished to Lender, are complete and accurately and fairly represent the financial condition of Borrower and its Consolidated Subsidiaries (if any), the results of its operations and the transactions in its equity accounts as of the dates and for the periods referred to therein, and have been prepared in accordance with GAAP. There are no material liabilities, direct or indirect, fixed or contingent, of Borrower or any such Consolidated Subsidiaries as of the date of such financial statements which are not reflected therein or in the notes thereto. No Material Adverse Effect has occurred since the date of the balance sheet contained in audited financial statements described hereinabove.

         SECTION 9.13 PURCHASE OF COLLATERAL.

         Except as set forth in Exhibit "A", within the twelve (12) months period preceding the Closing Date, neither Borrower nor any Subsidiary has purchased any of the Collateral in a bulk transfer or in a transaction which was outside the ordinary course of the business of Borrower's seller.

         SECTION 9.14 POLLUTION AND ENVIRONMENTAL CONTROL.

         Borrower and each Subsidiary have obtained all permits, licenses and other authorizations which are required under, and is in material compliance with, all Environmental Laws.

         SECTION 9.15 POSSESSION OF PERMITS.

         Borrower and each Subsidiary possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of any of its properties and assets, and Borrower is not in violation of any thereof, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 9.16. SUBSIDIARIES.

         As of the Closing Date, Borrower has no Subsidiaries except as described on Exhibit "A".

         SECTION 9.17. FEDERAL TAXPAYER IDENTIFICATION NUMBER.

         Borrower's federal taxpayer identification number is as indicated on Exhibit "A".

         SECTION 9.18 EMPLOYEE BENEFIT PLANS.

         As of the Closing Date, Borrower has no Employee Benefit Plans except as described on Exhibit "A".

         SECTION 9.19 GUARANTOR INFORMATION.

         As of the Closing Date, the information set forth on Exhibit "K" is true and correct.

         SECTION 9.20 PRIVATE OFFERING.

         Neither the Borrower nor any Person acting on its or their behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Lender and not more than five other institutional investors. Neither the Borrower nor any Person acting on its or their behalf has taken, or will take, any action which would subject the issuance or sale of the Notes to Section 5 of the Securities Act.

         SECTION 9.21 REAL PROPERTY INTERESTS.

         Except for the ownership, leasehold or other interests set forth in Exhibit "A", the Borrower and its Subsidiaries have, as of the Closing Date, no ownership, leasehold or other interest in real property.

                                   ARTICLE X
                             AFFIRMATIVE COVENANTS.

         Borrower covenants to Lender that from and after the date hereof, and so long as any amount remain unpaid on account of any of the Obligations or this Agreement remains effective (whichever is the last to occur), Borrower will comply (and cause each Subsidiary to comply) with the affirmative covenants set forth below:

         SECTION 10.1 RECORDS RESPECTING COLLATERAL.

         All records of Borrower with respect to the Collateral will be kept at its Executive Office and will not be removed from such address without the prior written consent of Lender.

         SECTION 10.2 FURTHER ASSURANCES.

         Borrower shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to Lender any instrument, invoice, document, document of title, dock warrant, dock receipt, warehouse receipt, bill of lading, order, financing statement, assignment, waiver, consent or other writing which may be reasonably necessary to Lender to carry out the terms of this Agreement and any of the other Loan Documents and to perfect its security interest in and facilitate the collection of the Collateral, the proceeds thereof, and any other property at any time constituting security to Lender. Borrower shall perform or cause to be performed such acts as Lender may reasonably request to establish and maintain for Lender a valid and perfected security interest in and security title to the Collateral, free and clear of any Liens other than Permitted Encumbrances.

         SECTION 10.3 RIGHT TO INSPECT.

         Lender (or any person or persons designated by it) shall, in its sole discretion, have the right to call at any place of business of Borrower at any reasonable time after reasonable notice, inspect, audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral, to Borrower's business or to any other transactions between the parties hereto. Borrower shall pay to Lender, Lender's standard audit fee for each audit performed by Lender's employees or its agents, provided however, that unless a Default Condition shall exist, Borrower shall not have to pay for more than one (1) audit for any Fiscal Year of Borrower.

         SECTION 10.4 REPORTS.

         Borrower shall, as soon as practicable, but in any event on or before forty (40) days after the end of each calendar month, furnish or cause to be furnished to Lender a status report, certified by a duly authorized officer of Borrower, showing the aggregate dollar value of the items comprising the Accounts Receivable Collateral and the age of each individual item thereof as of the last day of the preceding Fiscal Month (segregating such items in such manner and to such degree as Lender may request), the aggregate dollar value of the items comprising the accounts payable of Borrower and the age of each individual item thereof as of the last day of the preceding Fiscal Month (segregating such items in such manner and to such degree as Lender may request). Additionally, Lender may, at any time in its sole discretion, require Borrower to permit Lender to verify the individual account balances of the individual Account Debtors immediately upon its request therefor. In any event, with the above described status report for the month of December of each year and upon request from Lender, made at any time hereafter, Borrower shall furnish Lender with a then current customer and Account Debtor name and address list.

         SECTION 10.5 SETTLEMENT REPORTS.

         Borrower shall, as soon as practicable, but in any event on or before forty (40) days after the end of each calendar month, or such more frequent intervals as required by Lender from time to time, prepare and deliver to Lender a settlement report together with accompanying documentation required by Lender, with respect to satisfaction of the Margin Requirement as of the last day of the reporting period, in such form as specified in Exhibit "J" or such other form as Lender may deliver for such purpose to Borrower from time to time hereafter, the statements in which, in each instance, shall be certified as to truth and accuracy by a duly authorized officer of Borrower.

         SECTION 10.6. FINANCIAL STATEMENTS AND OTHER INFORMATION.

         The Borrower will furnish to the Lender:

                  (a)      As soon as practicable, and in any event within forty
         (40) days after the end of each Fiscal Month, furnish to Lender (i) unaudited financial statements of Borrower and each Consolidated Subsidiary, including balance sheets, income statements and statements of cash flow for the Fiscal Month ended, and for the Fiscal Year to date, on a consolidated and, if requested by Lender, consolidating basis, certified as to truth and accuracy by a duly authorized officer of Borrower and (ii) a monthly revised full year forecast, which forecast shall include balance sheets, income statements and statements of cash flow.

                  (b) As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, furnish to Lender the annual audit report of Borrower, certified without material qualification by independent certified public accountants selected by Borrower and acceptable to Lender, and prepared in accordance with GAAP, together with relevant financial statements of Borrower for the Fiscal Year then ended, on a consolidating and a consolidated basis, if applicable. Borrower shall cause said accountants to furnish Lender with a statement that in making their examination of such financial statements, they obtained no knowledge of any Event of Default or Default Condition which pertains to accounting matters relating to this Agreement or the Notes, or, in lieu thereof, a statement specifying the nature and period of existence of any such Event of Default or Default Condition disclosed by their examination (the Lender agrees that the Borrower's obligations under this paragraph (b) will be satisfied in respect of any fiscal year by delivery to the Lender, within 90 days after the end of such fiscal year of its annual report for such fiscal year on Form 10-K (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) as filed with the SEC).

                  (c) As soon as available, but in any event within forty-five (45) days after the end of each Fiscal Year, furnish to Lender a copy of the detailed annual budget or plan of the Borrower for the next fiscal year on a monthly basis and a monthly revised full year forecast, which forecast shall include balance sheets, income statements and statements of cash flow, in form and detail reasonably acceptable to the Lender, together with a summary of the material assumptions made in the preparation of such annual budget or plan;

                  (d) Promptly after the same become publicly available or after transmission or receipt thereof, copies of all periodic reports, proxy statements and registration statements (other than exhibits thereto) filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

                  (e) Promptly upon receipt thereof, copies of all reports submitted to the Borrower by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Borrower made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit.

         SECTION 10.7 PAYMENT OF TAXES.

         Borrower shall pay and discharge all taxes, assessments and governmental charges upon it, its income and its properties prior to the date on which penalties attach thereto, unless and to the extent only that (x) such taxes, assessments and governmental charges are being contested in good faith and by appropriate proceedings by Borrower, (y) Borrower maintains reasonable reserves on its books therefor and (z) the non-payment of such taxes does not result in a Lien upon any of the Collateral other than a Permitted Encumbrance.

         SECTION 10.8 MAINTENANCE OF INSURANCE.

         In addition to and cumulative with any other requirements herein imposed on Borrower with respect to insurance, Borrower shall maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, but in any event to include business interruption, freight, loss, damage, flood, windstorm, fire, theft, extended coverage and product liability insurance in amounts satisfactory to Lender; provided, however, that the Lender acknowledge that the Borrower's current coverage as of the Closing Date is adequate, which such insurance shall not be cancelable by Borrower, unless with the prior written consent of Lender, or by Borrower's insurer, unless with at least thirty (30) days (or such lesser or greater number of days as Lender may agree or accept) advance written notice to Lender thereof. Borrower shall file with Lender upon its request a detailed list of such insurance then in effect stating the names of the insurance companies, the amounts and rate of insurance, the date of expiration thereof, the properties and risks covered thereby and the insured with respect thereto, a copy of each such insurance policy, and within thirty (30) days after notice in writing from Lender, obtain such additional insurance as Lender may reasonably request.

         SECTION 10.9 MAINTENANCE OF PROPERTY.

         Borrower shall maintain its property in good working condition.

         SECTION 10.10 CERTIFICATE OF NO DEFAULT.

         Borrower shall, on a quarterly basis not later than forty (40) days after the close of each of its first eleven Fiscal Months and not later than ninety (90) days after the close of its Fiscal Year, certify to Lender, in a statement executed by a duly authorized officer of Borrower in the form of Exhibit "D" attached hereto, that no Event of Default and no Default Condition exists or has occurred, or, if an Event of Default or Default Condition exists or has occurred, specifying the nature and period of existence thereof. Such certificate shall also set forth, in reasonable detail, compliance with all financial covenants set forth in Article XII hereof for the immediately preceding Fiscal Month or Fiscal Quarter, as applicable.

         SECTION 10.11 CHANGE OF PRINCIPAL PLACE OF BUSINESS.

         Borrower hereby understands and agrees that if, at any time hereafter, Borrower elects to move its Executive Office, or if Borrower elects to change its name, identity or its structure to other than a corporate structure, Borrower will notify Lender in writing at least thirty (30) days prior thereto.

         SECTION 10.12 WAIVERS.

         With respect to each of the Collateral Locations, Borrower will use its commercially reasonable efforts to obtain such waivers of lien, estoppel certificates or subordination agreements as Lender may reasonably require to insure the priority of its security interest in that portion of the Collateral situated at such locations.

         SECTION 10.13 PRESERVATION OF CORPORATE EXISTENCE.

         Borrower shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties.

         SECTION 10.14 COMPLIANCE WITH LAWS.

         Borrower and each of its Subsidiaries shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would or could materially adversely affect their respective financial condition or the ownership, maintenance or operation of any material portion of any of their respective properties. Without limiting the foregoing, each of Borrower and its Subsidiaries shall obtain and maintain all permits, licenses and other authorizations which are required under, and otherwise comply with, all federal, state, and local laws and regulations.

         SECTION 10.15 CERTAIN REQUIRED NOTICES.

         Promptly, upon its receipt of notice or knowledge thereof, Borrower will report to Lender: (i) any lawsuit or administrative proceeding in which Borrower is a defendant in which the amount or amounts in controversy exceed $175,000; or (ii) the existence and nature of any Default Condition or Event of Default.

                                   ARTICLE XI
                              NEGATIVE COVENANTS.

         Borrower covenants to Lender that from and after the date hereof and so long as any amount remains unpaid on account of any of the Obligations or this Agreement remains effective (whichever is the last to occur), Borrower will not do (and will not permit any Subsidiary to do), without the prior written consent of Lender, any of the things or acts set forth below:

         SECTION 11.1 ENCUMBRANCES.

         Create, assume, or suffer to exist any Lien on its property, except for Permitted Encumbrances.

         SECTION 11.2 DEBT.

         Incur, assume, or suffer to exist any Debt, except for:

                  (i)      Debt to Lender or any Affiliate of Lender;

                  (ii) Debt to Persons other than Lender existing on the date of this Agreement set forth on Exhibit "A" (and renewals, refinancings and extensions thereof on terms and conditions not materially less favorable to such Person than such existing Indebtedness; provided, however, the letters of credit set forth on Exhibit "A" may not be renewed, refinanced or extended except hereunder);

                  (iii) Debt consisting of the Omnicom Obligations and the JobSearch.Com Note;

                  (iv) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business;

                  (v) accrued pension fund and other employee benefit plan obligations and liabilities (provided, however, that such Debt does not result in the existence of any Event of Default or Default Condition under any other provision of this Agreement);

                  (vi)     deferred taxes;

                  (vii) Debt resulting from endorsements of negotiable instruments received in the ordinary course of its business;

                  (viii) Debt secured by Purchase Money Liens not to exceed $175,000 in the aggregate for any Fiscal Year of Borrower; and

                  (ix) other unsecured Debt not to exceed $100,000 in the aggregate for any Fiscal Year of Borrower.

         SECTION 11.3 CONTINGENT LIABILITIES.

         Guarantee, endorse, become surety with respect to or otherwise become directly or contingently liable for or in connection with the obligations of any other Person, except for (i) endorsements of negotiable instruments for collection in the ordinary course of business, (ii) Guarantee of Debt permitted to be incurred under Section 11.2 of this Agreement, (iii) Guarantee of leases and other contracts of the Borrower and its Subsidiaries entered into in the ordinary course of business; (iv) Guarantee in connection with investments permitted by Section 11.5 of this Agreement.

         SECTION 11.4 RESTRICTED PAYMENTS.

         The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment, except:

                  (i) purchases or redemptions of the Warrants under the terms thereof;

         (ii) so long as there is not in existence any Default Condition or Event of Default, the Borrower may make regularly scheduled payments of interest or scheduled final maturity payments on the JobSearch.Com Note in accordance with the terms of such instrument;

         (iii) so long as there is not in existence any Default Condition or Event of Default, the Borrower may make payments of interest (in cash or otherwise) on the Omnicom Obligations in accordance with the terms of the Omnicom Agreement;

         (iv) so long as (A) there is not in existence any Default Condition or Event of Default and (B) Minimum Liquidity has been greater than $4,750,000 at all times following the Closing Date, during the period from July 1, 2001 to and including September 30, 2001, the Borrower may make a payment of not more than $750,000 to Omnicom Finance, Inc. to prepay Omnicom Obligations, which obligations Borrower has prevented from being converted to equity pursuant to the Omnicom Agreement (the "Initial Omnicom Payment"); and

         (v) so long as (A) there is not in existence any Default Condition or Event of Default, (B) Minimum Liquidity has been greater than $4,750,000 at all times prior to the earlier of the Initial Omnicom Payment or September 30, 2001 and (C) Minimum Liquidity has been greater than $4,000,000 at all times after the earlier of the Initial Omnicom Payment or October 1, 2001, during the period from October 1, 2001 to and including December 31, 2001, the Borrower may make a payment of not more than $1,000,000 to Omnicom Finance, Inc. to prepay Omnicom Obligations, which obligations Borrower has prevented from being converted to equity pursuant to the Omnicom Agreement.

         Notwithstanding any provision contained in this Section 11.4 to the contrary, the Borrower shall not be prohibited at any time from issuing common stock to satisfy the Omnicom Obligations.

         SECTION 11.5 RESTRICTED INVESTMENTS.

         Make any Restricted Investment except the following: (i) Cash Equivalents and (ii) other Restricted Investments existing on the Closing Date and set forth on Exhibit "A" hereto.

         SECTION 11.6 MERGERS.

         Dissolve or otherwise terminate its corporate status or enter into any merger, reorganization or consolidation or make any substantial change in the basic type of business conducted by Borrower and its Subsidiaries, as of the Closing Date except mergers of Subsidiaries into Subsidiaries or into the Borrower (so long as the Borrower is the survivor).

         SECTION 11.7 BUSINESS LOCATIONS.

         Transfer its principal place of business or chief executive office or transfer the location of any Collateral maintained with InFlow, Inc. or records with respect to Collateral from the locations set forth on Exhibit "A", except upon at least thirty (30) days prior written notice to Lender and after the delivery to Lender of financing statements, if required by Lender, in form satisfactory to Lender, to perfect or continue the perfection of Lender's Lien. Open new sales locations or warehouses, or transfer existing sales locations or warehouses, to or at any locations other than those at which the same are presently kept or maintained as set forth on Exhibit "A", unless the Borrower has delivered to the Lender, no less than quarterly, an updated Exhibit "A" with respect to such Collateral locations.

         SECTION 11.8 AFFILIATE TRANSACTIONS.

         Enter into, or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which (if required) are fully disclosed to Lender pursuant to the Borrower's SEC filings and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate.

         SECTION 11.9 SUBSIDIARIES.

         Create any Subsidiary or divest itself of any material assets by transferring them to any Subsidiary which is hereafter created without Lender's consent, unless (i) such Subsidiary shall (A) cause all of its owned personal property and all of its owned real property to be subject to a first priority, perfected Lien in favor of the Lender pursuant to such security documents as the Lender shall reasonably request and (B) execute a guaranty with substantially the same terms as contained in the Pledge and Guaranty Agreement executed by the Subsidiaries on the Closing Date and (ii) the aggregate amount of all assets owned by the Subsidiaries does not exceed 20% of the then total consolidated assets of the Borrower.

         SECTION 11.10 FISCAL YEAR/CORPORATE NAME.

         Change its (i) Fiscal Year, or permit any Subsidiary to have a fiscal year different from the Fiscal Year of Borrower or (ii) corporate name, or permit any Subsidiary to change its corporate name, from that set forth on Exhibit "A" except upon at least thirty (30) days prior written notice to Lender and after the delivery to Lender of financing statements, if required by Lender, in form satisfactory to Lender, to perfect or continue the perfection of Lender's Lien.

         SECTION 11.11 DISPOSITION OF ASSETS.

         Sell, lease or otherwise dispose of any of its properties, including any disposition of property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of inventory in the ordinary course of Borrower's business for so long as no Event of Default exists hereunder or (ii) dispositions otherwise expressly authorized by this Agreement or as to which the Borrower complies with Section 6.1 hereof.

         SECTION 11.12 FEDERAL TAXPAYER IDENTIFICATION NUMBER.

         Change its federal taxpayer identification number without prior written notice to Lender.

         SECTION 11.13 EMPLOYEE BENEFIT PLANS.

         Permit an Employee Benefit Plan to become materially underfunded or create any Employee Benefit Plan without prior written notice to Lender and upon such notification, this Agreement shall be amended as determined necessary by Lender in its discretion as a result of the creation of such Plan.

         SECTION 11.14 AMENDMENTS AND WAIVERS.

         Without the prior written consent of the Lenders, the Borrower will not, nor will it permit any Subsidiary to, agree to (i) any amendment to or waiver of or in respect of its organizational documents, to the extent that such amendment or waiver could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under the Loan Documents, (ii) any other material amendment to or waiver of any material contract (other than any document with respect to Omnicom Obligations or the JobSearch.Com Note) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (iii) any amendment to or waiver of or in respect of the Omnicom Obligations or the JobSearch.Com Note.

                                  ARTICLE XII
                              FINANCIAL COVENANTS.

         Borrower covenants to Lender that, from and after the date hereof and so long as any amount remains unpaid on account of any of the Obligations or this Agreement remains effective (whichever is the last to occur), it will comply with the financial covenants set forth below:

         SECTION 12.1 MINIMUM LIQUIDITY.

         The Borrower shall maintain a Minimum Liquidity of at least Three Million Dollars ($3,000,000) at all times.

         SECTION 12.2 MINIMUM NET WORTH.

         Borrower shall maintain a minimum Net Worth of at least (i) Fifty Million Dollars ($50,000,000) at all times prior to and including December 31, 2001 and (ii) Forty-Five Million Dollars ($45,000,000) at all times after December 31, 2001.

         SECTION 12.3 ACCOUNTS.

         The Borrower shall, within thirty days from the Closing Date, maintain all checking, savings, cash management, investment, and brokerage accounts with the Lender or an Affiliate of the Lender.

                                  ARTICLE XIII
                               EVENTS OF DEFAULT.

         The occurrence of any events or conditions set forth below shall constitute an Event of Default hereunder, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied:

         SECTION 13.1 OBLIGATIONS.

         Borrower shall fail to make any payments on any of its Obligations, when due.

         SECTION 13.2 MISREPRESENTATIONS.

         Borrower, any Subsidiary or any Guarantor shall make any representations or warranties in any of the Loan Documents or in any Guaranty or in any certificate or statement furnished at any time hereunder or in connection with any of the Loan Documents or any Guaranty which proves to have been untrue or misleading in any material respect when made or furnished.

         SECTION 13.3 CERTAIN COVENANTS.

         Borrower shall default in the observance or performance of any covenant or agreement contained in Sections 10.3, 10.4, 10.5, 10.6, 10.7, 10.11, 10.14,
or in Articles 11 or 12.

         SECTION 13.4 OTHER COVENANTS.

         Borrower, any Subsidiary or any Guarantor shall default in the observance or performance of any covenant or agreement contained herein, in any of the other Loan Documents or any Guaranty (other than a default the performance or observance of which is dealt with specifically elsewhere in this
Article 13) unless (i) with respect to this Agreement, such default is cured to Lender's satisfaction within ten (10) days after the sooner to occur of receipt of notice of such default from Lender or the date on which such default first becomes known to Borrower and (ii) with respect to any other Loan Document or Guaranty, such default is cured within any applicable grace, cure or notice and cure period contained therein.

         SECTION 13.5 OTHER DEBTS.

         Borrower shall default in connection with any agreement for Debt with any creditor other than Lender which entitles said creditor to accelerate the maturity thereof or any Guarantor shall default in connection with any agreement for Debt with Lender or any creditor other than Lender which entities Lender or said other creditor to accelerate the maturity thereof.

         SECTION 13.6 VOLUNTARY BANKRUPTCY.

         Borrower, any Subsidiary or any Guarantor shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or for any other relief under the Bankruptcy code, or under any other act or law pertaining to insolvency or debtor relief, whether state, Federal, or foreign, now or hereafter existing; Borrower, any Subsidiary or any Guarantor shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; Borrower, any Subsidiary or any Guarantor shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trustee of Borrower, any Subsidiary or any Guarantor for all or a substantial part of its property; Borrower, any Subsidiary or any Guarantor shall make an assignment for the benefit of creditors; or Borrower, any Subsidiary or any Guarantor shall be unable or shall fail to pay its debts generally as such debts become due, or Borrower, any Subsidiary or any Guarantor shall admit, in writing, its inability or failure to pay its debts generally as such debts become due.

         SECTION 13.7 INVOLUNTARY BANKRUPTCY.

         There shall have been filed against Borrower, any Subsidiary or any Guarantor an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing; Borrower, any Subsidiary or any Guarantor shall suffer or permit the involuntary appointment of a receiver, custodian or trustee of Borrower, any Subsidiary or any Guarantor or for all or a substantial part of its property; or Borrower, any Subsidiary or any Guarantor shall suffer or permit the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of Borrower, any Subsidiary or any Guarantor.

         SECTION 13.8 DAMAGE, LOSS, THEFT OR DESTRUCTION OF COLLATERAL.

         There shall have occurred material uninsured damage to, or loss, theft or destruction of, any material part of the Collateral.

         SECTION 13.9 JUDGMENTS.

         A final judgment or order for the payment of money is rendered against Borrower, any Subsidiary in the amount of One Hundred Thousand Dollars ($100,000) or more (exclusive of amounts covered by insurance) and either (x) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (y) a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect for any period of thirty (30) consecutive days.

         SECTION 13.10 BANKRUPTCY OF AFFILIATE.

         Any motion, complaint or other pleading is filed in any bankruptcy case of any Person other than Borrower and such motion, complaint or pleading seeks the consolidation of Borrower's assets and liabilities with the assets and liabilities of such Person.

         SECTION 13.11 MATERIAL ADVERSE EFFECT.

         There shall be any event, act, condition or occurrence having a Material Adverse Effect.

         SECTION 13.12 CHANGE OF CONTROL, ETC.

         There shall occur a Change in Control of the Borrower.

         SECTION 13.13 CHANGE IN MANAGEMENT, ETC.

         The Principal shall die, become incapacitated, cease to be either (a) the chief executive officer or (b) either (i) a member of the Board of Directors of the Borrower so long as William H. Scott III shall be Chairman of the Board of Directors of Borrower or (ii) Chairman of the Board of Directors of Borrower.

                                  ARTICLE XIV
                                   REMEDIES.

         Upon the occurrence of any Default Condition or Event of Default, Lender's obligation to extend financing under the Line of Credit and to disburse any then undisbursed portion of the Term Loan shall immediately cease; provided, however, that if such obligation has ceased due to the occurrence of a Default Condition, and such Default Condition does not become an Event of Default due to its having been cured or waived before it has matured into an Event of Default, then such obligation shall be reinstated as of the date such Default Condition is cured or waived. Upon the occurrence or existence of any Event of Default, or any time thereafter, without prejudice to the rights of Lender to enforce its claims against Borrower for damages for failure by Borrower to fulfill any of its obligations hereunder, subject only to prior receipt by Lender of payment in full of all Obligations then outstanding in a form acceptable to Lender, Lender shall have all of the rights and remedies set forth below, and it may exercise any one, more, or all of such remedies, in its sole discretion, without thereby waiving any of the others.

         SECTION 14.1      ACCELERATION OF THE OBLIGATIONS.

         Lender, at its option, may declare all of the Obligations (including but not limited to that portion thereof evidenced by any one or both of the Notes) to be immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of nonpayment or any other notice required by law relative thereto, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding. If any note of Borrower to Lender constituting Obligations, including, without limitation, any of the Notes, shall be a demand instrument, however, the recitation of the right of Lender to declare any and all Obligations to be immediately due and payable, whether such recitation is contained in such note or in this Agreement, as well as the recitation of the above events permitting Lender to declare all Obligations due and payable, shall not constitute an election by Lender to waive its right to demand payment under a demand at any time and in any event, as Lender in its discretion may deem appropriate. Thereafter, Lender, at its option, may, but shall not be obligated to, accept less than the entire amount of Obligations due, if tendered, provided, however, that unless then agreed to in writing by Lender, no such acceptance shall or shall be deemed to constitute a waiver of any Event of Default or a reinstatement of any commitments of Lender hereunder.

         SECTION 14.2      INTEREST RATE.

         If Lender so elects, by further written notice to Borrower, Lender may increase the rate of interest charged on the Notes then outstanding for so long thereafter as Lender further shall elect by an amount not to exceed the Default Rate.

         SECTION 14.3      REMEDIES OF A SECURED PARTY.

         Lender shall thereupon have the rights and remedies of a secured party under the UCC in effect on date thereof (regardless of whether the same has been enacted in the jurisdiction where the rights or remedies are asserted), including, without limitation, the right to take possession of any of the Collateral or the proceeds thereof, to sell or otherwise dispose of the same, to apply the proceeds therefrom to any of the Obligations in such order as Lender, in its sole discretion, may elect. Lender shall give Borrower written notice of the time and place of any public sale of the Collateral or the time after which any other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is given to Borrower at least ten
(10) days before such disposition. Expenses of retaking, holding, insuring, preserving, protecting, preparing for sale or selling or the like with respect to the Collateral shall include, in any event, reasonable attorneys' fees and other legally recoverable collection expenses, all of which shall constitute Obligations.

         SECTION 14.4      REPOSSESSION OF THE COLLATERAL.

         Lender may take the Collateral or any portion thereof into its possession, by such means (without breach of the peace) and through agents or otherwise as it may elect (and, in connection therewith, demand that Borrower assemble the Collateral at a place or places and in such manner as Lender shall prescribe), and sell, lease or otherwise dispose of the Collateral or any portion thereof in its then condition or following any commercially reasonable preparation or processing, which disposition may be by public or private proceedings, by one or more contracts, as a unit or in parcels, at any time and place and on any terms, so long as the same are commercially reasonable and Borrower hereby waives all rights which Borrower has or may have under and by virtue of OCGA CH. 44-14, including, without limitation, the right of Borrower to notice and to a judicial hearing prior to seizure of any Collateral by Lender.

         SECTION 14.5      OTHER REMEDIES.

         Unless and except to the extent expressly provided for to the contrary herein, the rights of Lender specified herein shall be in addition to, and not in limitation of, Lender's rights under the UCC, as amended from time to time, or any other statute or rule of law or equity, or under any other provision of any of the Loan Documents, or under the provisions of any other document, instrument or other writing executed by Borrower or any third party in favor of Lender, all of which may be exercised successively or concurrently.

         SECTION 14.6      SET OFF.

         Lender may exercise the remedies provided in Section 7.2.

                                   ARTICLE XV
                                 MISCELLANEOUS.

         SECTION 15.1      WAIVER.

         Each and every right granted to Lender under this Agreement, or any of the other Loan Documents, or any other document delivered hereunder or in connection herewith or allowed it by law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of Lender to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. No waiver by Lender of any Default Condition or Event of Default shall constitute a waiver of any subsequent Default Condition or Event of Default.

         SECTION 15.2      GOVERNING LAW.

         THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         SECTION 15.3      SURVIVAL

         All representations, warranties and covenants made herein and in the Loan Documents shall survive the execution and delivery hereof and thereof. The terms and provisions of this Agreement shall continue in full force and effect, notwithstanding the payment of one or more of the Notes or the termination of the Line of Credit, until all of the Obligations have been paid in full and Lender has terminated this Agreement in writing.

         SECTION 15.4      NO ASSIGNMENT BY BORROWER.

         No assignment hereof or of any Loan Document shall be made by Borrower without the prior written consent of Lender. Lender may assign, or sell participants in, its rights, title and interest herein and in the Loan Documents at any time upon consent of the Borrower, which consent shall not be unreasonably withheld; provided, that any consent of the Borrower otherwise required under this paragraph shall not be required if there is in existence any Default Condition or Event of Default.

         SECTION 15.5      COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

         SECTION 15.6      REIMBURSEMENT.

         Borrower shall pay to Lender on demand all out-of-pocket costs and expenses that Lender pays or actually incurs in connection with the negotiation, preparation, consummation, enforcement and termination of this Agreement and the other Loan Documents, including, without limitation: (a) reasonable attorneys' fees and paralegals' fees and disbursements of outside counsel; (b) costs and expenses (including reasonable outside attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance;
(d) actual taxes, fees and other charges for recording any deeds to secure debt, deeds of trust, mortgages, filing financing statements and continuations, and other actions to perfect, protect and continue the Lien of Lender in the Collateral; (e) sums paid or incurred to pay for any amount or to take any action required of Borrower under the Loan Documents that Borrower fails to pay or take; (f) costs of appraisals, inspections, field audits and verifications of the Collateral, including, without limitation, costs of travel, for inspections of the Collateral and Borrower's operations by Lender or its designees; (g) costs and expenses of preserving and protecting the Collateral; and (h) after an Event of Default, costs and expenses (including attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Lien in the Collateral, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents or to defend any claim made or threatened against Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by Borrower. All of the foregoing costs and expenses may, in the discretion of Lender, be charged to the Master Note. Borrower will pay all expenses incurred by it in the transaction. In the event Borrower becomes a debtor under the Bankruptcy Code, Lender's secured claim in such case shall include interest on the Obligations and all fees, costs and charges provided for herein (including, without limitation, reasonable attorneys' fees actually incurred), all to the extent allowed by the Bankruptcy Code.

         SECTION 15.7      SUCCESSORS AND ASSIGNS.

         This Agreement and Loan Documents shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto and thereto.

         SECTION 15.8      SEVERABILITY.

         If any provision this Agreement or of any of the Loan Documents or the application thereof to any party thereto or circumstances shall be invalid or unenforceable to any extent, the remainder of such Loan Documents and the application of such provisions to any other party thereto or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         SECTION 15.9      NOTICES.

         All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when personally delivered or deposited in the mail, registered or certified mail, postage prepaid, addressed to the Borrower at its Executive Office and to the Lender at 191 Peachtree Street,

Atlanta, Georgia 30303, Attn: Emerging Companies Group (or to such other address as may be designated hereafter in writing by the respective parties hereto) except in cases where it is expressly provided herein or by applicable law that such notice, demand or request is not effective until received by the party to whom it is addressed.


         SECTION 15.10     ENTIRE AGREEMENT; AMENDMENTS.

         This Agreement, together with the remaining Loan Documents, constitute the entire agreement between the parties hereto with respect to the subject matter hereof Neither this Agreement nor any Loan Document may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the party against whom enforcement is sought.

         SECTION 15.11     INTERPRETATION.

         No provision of this Agreement or any Loan Document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         SECTION 15.12     LENDER NOT A JOINT VENTURER.

         Neither this Agreement nor any Loan Document shall in any respect be interpreted, deemed or construed as making Lender a partner or joint venturer with Borrower or as creating any similar relationship or entity, and Borrower agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving Lender and Borrower.

         SECTION 15.13     JURISDICTION.

         BORROWER AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA OR THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, ATLANTA DIVISION, ALL AS LENDER MAY ELECT. BY EXECUTION OF THIS AGREEMENT, BORROWER HEREBY SUBMITS TO EACH SUCH JURISDICTION, HEREBY EXPRESSLY WAIVING WHATEVER RIGHTS MAY CORRESPOND TO IT BY REASON OF ITS PRESENT OR FUTURE DOMICILE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED OR REQUIRED BY LAW.


         SECTION 15.14     ACCEPTANCE.

         This Agreement, together with the other Loan Documents, shall not become effective unless and until delivered to Lender at its principal office in Atlanta, Fulton County, Georgia and accepted in writing by Lender at such office as evidenced by its execution hereof (notice of which delivery and acceptance are hereby waived by Borrower).

         SECTION 15.15     PAYMENT ON NON-BUSINESS DAYS.

         Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a Saturday, Sunday or a public holiday under the laws of the State of Georgia, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Notes.

         SECTION 15.16     CURE OF DEFAULTS BY LENDER.

         If, hereafter, Borrower defaults in the performance of any duty or obligation to Lender hereunder or under any Loan Document, Lender may, at its option, but without obligation, cure such default and any costs, fees and expenses incurred by Lender in connection therewith including, without limitation, for the purchase of insurance, the payment of taxes and the removal or settlement of liens and claims, shall be deemed to be advances against the Master Note, whether or not this creates an overadvance thereunder, and shall be payable in accordance with its terms.

         SECTION 15.17     RECITALS.

         All recitals contained herein are hereby incorporated by reference into this Agreement and made part thereof.

         SECTION 15.18     ATTORNEY-IN-FACT.

         Borrower hereby designates, appoints and empowers Lender irrevocably as its attorney-in-fact, at Borrower's cost and expense, to do in the name of Borrower any and all actions which Lender may deem necessary or advisable to carry out the terms of this Agreement or any other Loan Document upon the failure, refusal or inability of Borrower to do so and Borrower hereby agrees to indemnify and hold Lender harmless from any costs, damages, expenses or liabilities arising against or incurred by Lender in connection therewith.

         SECTION 15.19     SOLE BENEFIT.

         The rights and benefits set forth in this Agreement and the other Loan Documents are for the sole and exclusive benefit of the parties hereto and thereto and may be relied upon only by them.

         SECTION 15.20 INDEMNIFICATION. Borrower will hold Lender, its respective directors, officers, employees, agents, Affiliates, successors and assigns harmless from and indemnify Lender, its respective directors, officers, employees, agents, Affiliates, successors and assigns against, all loss, damages, costs and expenses (including, without limitation, reasonable attorneys fees, costs and expenses) actually incurred by any of the foregoing, whether direct, indirect or consequential, as a result of or arising from or relating to any "Proceedings" (as defined below) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, case or regulation, including, without limitation, any federal or state securities laws or under any common law or equitable case or otherwise, arising from or in connection with this Agreement, and any other of the transactions contemplated by this Agreement, except to the extent such losses, damages, costs or expenses are due to the willful misconduct or gross negligence of Lender. As used herein, "Proceedings" shall mean actions, suits or proceedings before any court, governmental or regulatory authority and shall include, particularly, but without limitation, any actions concerning Environmental Laws. At the request of Lender, Borrower will indemnify any Person to whom Lender transfers or sells all or any portion of its interest in the Obligations or participations therein on terms substantially similar to the terms set forth above. Lender shall not be responsible or liable to any Person for consequential damages which may be alleged as a result of this Agreement or any of the transactions contemplated hereby. The obligations of Borrower under this Section shall survive the termination of this Agreement and payment of the Obligations.

         SECTION 15.21     JURY TRIAL WAIVER.

         EACH OF BORROWER AND LENDER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, OBLIGATIONS OR THE COLLATERAL.

         SECTION 15.22     CONFIDENTIALITY.

The Lender agrees to maintain the confidentiality of the Information (as defined below) and will not, and will not permit any of its officers, directors and employees of the lender, to purchase or sell securities of the Borrower based upon Information that is not otherwise publicly available, except that Information may be disclosed (a) to its and its Affiliates' and its directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent, and only to the extent, required by applicable laws or regulations or by any subpoena or similar legal process, provided that the Person required to disclose such information shall take reasonable efforts (at Borrower's expense) to ensure that any Information so disclosed shall be afforded confidential treatment, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender on a nonconfidential basis from a source other than the Borrower who is not, to the knowledge of the Lender, under an obligation of confidentiality to Borrower with respect to such Information. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower or that constitutes interim financial statements or information that is not otherwise publicly available; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 15.23     ACCREDITED INVESTOR.

         The Lender (including any assignee of the Lender at the time of such assignment) represents that it (i) is acquiring its Notes solely for investment purposes and not with a view toward, or for sale in connection with, any distribution thereof, (ii) has received and reviewed such information as it deems necessary to evaluate the merits and risks of its investment in the Notes,
(iii) is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and (iv) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, including a complete loss of its investment.

                                  ARTICLE XVI
                             CONDITIONS PRECEDENT.

         Unless waived in writing by Lender at or prior to the execution and delivery of this Agreement, the conditions set forth below shall constitute express conditions precedent to any obligation of Lender hereunder.

         SECTION 16.1      SECRETARY'S CERTIFICATE.

         Receipt by Lender of a certificate from the Secretary (or Assistant Secretary) of Borrower, certifying to Lender that appropriate resolutions have been entered into by the Board of Directors of Borrower incident hereto and that the officers of Borrower whose signatures appear hereinbelow, on the other Loan Documents, and on any and all other documents, instruments and agreements executed in connection herewith, are duly authorized by the Board of Directors of Borrower for and on behalf of Borrower to execute and deliver this Agreement, the other Loan Documents and such other documents, instruments and agreements, and to bind Borrower accordingly thereby, all in form and substance substantially similar to those board resolutions set forth and described on Exhibit "E".

         SECTION 16.2      GOOD STANDING CERTIFICATES.

Receipt by Lender of a certificate of good standing with respect to Borrower from the secretaries of state of the state of incorporation of Borrower and of any state in which a Collateral Location is situated, dated within 10 days of the date hereof.

         SECTION 16.3      ARTICLES/BY-LAWS.

         Receipt by Lender of copies of the articles of incorporation and bylaws of Borrower as in effect on date hereof, certified as to truth and accuracy by the corporate secretary of Borrower.

         SECTION 16.4      LOAN DOCUMENTS, GUARANTY AND WARRANTS.

         Receipt by Lender of all the other Loan Documents, any Guaranty, and certificates representing the Warrants, each duly executed in form and substance acceptable to Lender.

         SECTION 16.5      OMNICOM INTERCREDITOR AGREEMENT.

         Receipt by Lender of an intercreditor agreement by and among the Borrower, Omnicom Finance Inc. and the Lender, with respect to the Omnicom Obligations, duly executed in form and substance acceptable to Lender.

         SECTION 16.6      INSURANCE.

         Receipt by Lender of a copy of each hazard liability and business interruption insurance policy required hereunder and certificate respecting all hazard insurance required hereunder, in form and substance acceptable to Lender, together with a loss payee and additional insured endorsement thereof, favoring Lender, to be substantially in the form of Exhibit "F" attached hereto.

         SECTION 16.7      FINANCING STATEMENTS.

         Receipt by Lender of Uniform Commercial Code financing statements respecting the Collateral, duly executed by Borrower in form and substance acceptable to Lender.

         SECTION 16.8      OPINION OF COUNSEL.

         Receipt by Lender of an opinion of counsel from independent legal counsel to Borrower in substantially the form of Exhibit "G".

         SECTION 16.9      LANDLORD AGREEMENTS.

         Landlord or warehouseman agreements, in form and substance satisfactory to Lender, with respect to each premises leased by Borrower and which are disclosed by Exhibit "A" attached hereto.

         SECTION 16.10     NO DEFAULT.

         No Default Condition or Event of Default shall exist and Borrower shall in all respects be in compliance with all of the terms of the Loan Documents, as evidenced by its delivery of a certificate of no default to such effect, to be substantially in the form of Exhibit "D" attached hereto.

         SECTION 16.11     DISBURSEMENTS LETTER.

         Receipt by Lender of a disbursements letter, concerning the use of the proceeds of the initial extensions of credit hereunder, to be substantially in the form of Exhibit "I" attached hereto.

         SECTION 16.12     MINIMUM LIQUIDITY.

         Receipt by Lender of satisfactory evidence that the Borrower has balance of cash and Cash Equivalents of at least Three Million Dollars ($4,750,000).

         SECTION 16.13     SETTLEMENT REPORT.

         Receipt by Lender of a settlement report in the form of Exhibit "J" attached hereto, together with accompanying documentation required by Lender (all in form and substance required by Lender, but to include in any event an accounts receivable and accounts payable aging and a then current customer and Account Debtor name and address list, all as more particularly described in
Section 10.4), which shall indicate satisfaction of the Margin Requirement as of the date of the initial Borrowing, and if no funds are borrowed on the Closing Date, shall indicate the amount of Borrowings available taking into account the Margin Requirement, each certified as to truth and accuracy by a duly authorized officer of Borrower.

         SECTION 16.14     FEES.

         The Lender shall have received all fees, if any, owing pursuant to the Fee Letter.

         SECTION 16.15     OTHER.

         Receipt by Lender of such other documents, certificates, instruments and agreements as shall be required hereunder or provided for herein or as Lender or Lender's counsel may require in connection herewith, including, without limitation, with respect to each Guarantor, board and shareholder authorization, good standing certificates, articles/bylaws, opinion of counsel, a certificate from the Secretary (or Assistant Secretary) of each Guarantor, certifying to Lender that appropriate resolutions have been entered into by the Board of Directors of such Guarantor and that the officers of such Guarantor whose signatures appear on its Guaranty and on any of the other Loan Documents, are duly authorized by the Board of Directors of such Guarantor for and on behalf of such Guarantor to execute and deliver its Guaranty, and the other Loan Documents, and to bind such Guarantor accordingly thereby, all in form and substance substantially similar to those board resolutions set forth and described on Exhibit "L".

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and Borrower has caused its seal to be affixed hereto, as of the day and year first above written.


                           "LENDER"

                           WACHOVIA CAPITAL
                           INVESTMENTS, INC.


                           By:    /s/ Joseph P. Longosz
                              -----------------------------------
                           Name:  Joseph P. Longosz
                                ---------------------------------
                           Title: Managing Director
                                 --------------------------------


                           "BORROWER"

                           HEADHUNTER.NET, INC. (SEAL)


                           By:    /s/ W. Craig Stamm
                              -----------------------------------
                           Name:  W. Craig Stamm
                                ---------------------------------
                           Title: CFO
                                 --------------------------------


                           "GUARANTORS"

                           HNET, INC.


                           By:    /s/ W. Craig Stamm
                              -----------------------------------
                           Name:  W. Craig Stamm
                                ---------------------------------
                           Title: CFO, President
                                 --------------------------------


                           RESUME ACQUISITION CORPORATION


                           By:    /s/ W. Craig Stamm
                              -----------------------------------
                           Name:  W. Craig Stamm
                                ---------------------------------
                           Title: CFO, VP
                                 --------------------------------


                           HEADHUNTERHEALTH ACQUISITION
                           CORPORATION


                           By:    /s/ W. Craig Stamm
                              -----------------------------------
                           Name:  W. Craig Stamm
                                ---------------------------------
                           Title: CFO, VP
                                 --------------------------------

                           HEADHUNTERS LLC


                           By: /s/ W. Craig Stamm
                              -----------------------------------
                           Name:  W. Craig Stamm
                                ---------------------------------
                           Title: CFO, VP
                                 --------------------------------



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